UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

March 27, 2020

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 3.03 Material Modification to Rights of Security Holders.

On March 27, 2020, holders of a majority of the issued and outstanding shares of Series B Convertible Preferred Stock (the “Series B Shares”) of Gaucho Group Holdings, Inc. (the “Company”) approved an amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Third Amendment”) and on March 29, 2020, the Board of Directors of the Company unanimously approved the Third Amendment, which extended the period in which holders of the Series B Shares may voluntarily elect to convert such shares into shares of common stock of the Company to December 31, 2020. In addition, the Third Amendment extends the date upon which the Company shall redeem all then-outstanding Series B Shares and all unpaid accrued and accumulated dividends to December 31, 2020. The Third Amendment was filed with the Secretary of State of the State of Delaware on March 30, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2020, the Board of Directors unanimously approved an extension to Mr. Mathis’ employment agreement with the Company, dated September 28, 2015 (the “Employment Agreement”) to expire on December 31, 2020. All other terms of the Employment Agreement remain the same. The Board of Directors also approved the payment of Mr. Mathis’ cost of living salary adjustment of 3% for the years 2019 and 2020 to be paid in equal monthly installments beginning January 1, 2021, provided the Company has uplisted to a national stock exchange. The Board of Directors granted a retention bonus to Mr. Mathis that consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the “Retention Period”), provided Mr. Mathis’s performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors. The current market value of the lot is $115,000, and before ownership of the lot can be transferred to Mr. Mathis, the Company must be legally permitted to issue a deed for the property. Mr. Mathis is eligible to receive a pro-rata portion of the bonus if his employment is terminated before the end of the Retention Period.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See item 3.03 above.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 27, 2020, stockholders holding a majority of the issued and outstanding Series B Shares approved the Third Amendment by written consent pursuant to the Company’s bylaws and the Delaware General Corporation Law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Amendment to the Company’s Certificate of Designation of the Series B Convertible Preferred Stock as unanimously approved by the Board of Directors on March 29, 2020 and the Series B Preferred stockholders on March 27, 2020 and filed with the Delaware Secretary of State

10.1	Retention Bonus Agreement by and between the Company and Scott L. Mathis dated March 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of April 2020.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO